Exhibit 99.1

TUPPERWARE BRANDS CORPORATION

PRO FORMA CONDENSED BALANCE SHEET

(Unaudited)

ASSETS

	October 1, 2005
	Tupperware Brands Corporation	Sara Lee Direct Selling Business	Pro forma
			Acquisition Adjustments (Note 1)		Combined
	(In millions)
Cash and cash equivalents	$73.2	$37.8	(22.8	)(g)	$76.3
			(11.9	)(i)
Accounts receivable, net	107.7	40.7			148.4
Accounts and notes receivable from related entities	—	199.4	(199.4	)(c)	—
Inventories	176.7	66.6	(0.7	)(b)	242.6
Other current assets	103.4	36.9			153.7

Total current assets	461.0	381.4	(234.8)		607.6

Property, plant and equipment, net	202.0	36.6	16.8	(b)	255.4
Other assets	80.1	1.4	(2.0	)(e)	90.6
			11.1	(i)
Deferred income tax, net	160.1	4.8			164.9
Other intangible assets, net		25.4	260.3	(a),(b)	260.3
			(25.4	)(h)
Goodwill	56.2	49.1	254.6	(a)	310.8
			(49.1	)(h)

Total assets	$959.4	$498.7	$231.5		$1,689.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

	October 1, 2005
	Tupperware Brands Corporation	Sara Lee Direct Selling Business	Pro forma
			Acquisition Adjustments (Note 1)		Combined
	(In millions)
Accounts payable	$64.3	$32.6	$—		$96.9
Short-term borrowings and current portion of long-term debt	3.0	—			3.0
Notes and accounts payable to related entities	—	246.2	(246.2	)(c)	—
Other current liabilities	188.0	86.2	2.1	(b)	356.1
			79.8	(f)

Total current liabilities	255.3	365.0	(164.3)		456.0

Long-term debt	257.8	—	520.2	(d)	778.0
Notes payable to related entities	—	9.2	(9.2	)(c)	—
Other liabilities	135.2	10.1			145.3

Total liabilities	648.3	384.3	346.7		1,379.3

Shareholders’ equity:
Other shareholders’ equity	510.9	124.1	(124.1	)(c)	510.1
			(0.8	)(i)
Accumulated other comprehensive loss	(199.8)	(9.7)	9.7	(c)	(199.8)

Total shareholders’ equity (j)	311.1	114.4	(115.2)		310.3

Total liabilities and shareholders’ equity	$959.4	$498.7	$231.5		$1,689.6

See notes following.

NOTE 1

The unaudited pro forma balance sheet as of October 1, 2005 has been prepared to reflect the acquisition of the direct selling business of Sara Lee Corporation (“International Beauty”) by Tupperware Brands Corporation for approximately $556 million in cash, subject to adjustment, and the retirement of $250 million of debt from the proceeds of a $775 million 7 year term loan with interest accruing at LIBOR plus 150 basis points as if the transaction was completed as of October 1, 2005. Pro forma adjustments have been made to reflect:

(a) Amounts allocated to goodwill, acquired software intangible assets subject to amortization, and intangible assets not subject to amortization.

Amortizable Life
Trademarks and trade names	n/a
Sales organization	6 -12 years
Product formulations	3 years
Acquired software	2 years

(b) The net assets of International Beauty at estimated fair market value at December 5, 2005

	Fair Market Value Adjustment
Inventories		$(0.7)
Property, plant & equipment		16.8
Identifiable Intangibles:
Trademarks and tradenames	194.7
Sales organization	62.0
Product formulations	3.6	260.3

Other current liabilities		2.1

(c) The elimination of the intercompany and equity accounts of International Beauty

(d) The retirement of $250 million of debt, related fair value adjustments, deferred gains from the prior settlement of interest rate swaps, and the proceeds of $775 million of new borrowings.

(e) The capitalization of approximately $2 million of acquisition costs incurred as of October 1, 2005.

(f) The recording of a tax liability for withholding for the benefit of a subsidiary of Sara Lee Corporation related to the acquisition of International Beauty’s Mexican operations.

(g) The expected reduction in International Beauty’s cash balance in accordance with asset purchase agreement which specified cash balances to remain with acquired businesses.

(h) The elimination of International Beauty’s previously recorded goodwill and identifiable intangibles

(i) The recording of debt issuance costs of $11.9 million associated with the new $775 million, 7 year term loan, net of the write off of $0.8 million of unamortized debt issuance costs associated with the retirement of $250 million of debt.

(j) Includes all of Tupperware Brands Corporation’s shareholders’ equity and Sara Lee Corporation’s investment in Direct Selling excluding the accumulated other comprehensive loss of both entities.